Exhibit 99.1

Apex Silver Extends Delay of 2006 Year-End Results

DENVER—(BUSINESS WIRE)—March 16, 2007—Apex Silver Mines Limited (AMEX: SIL) today reported a further delay in the release of its 2006 year-end results. The company had previously reported in its press release dated March 2, 2007 that it had filed for a fifteen-day extension to file its annual report on Form 10-K with the Securities and Exchange Commission to allow additional time for the company to determine the fair value of its metals derivative positions using certain additional market information that it had not previously considered.  The determination of the fair value of the company’s  metals derivative positions has taken more time than initially expected and, therefore, the company will be unable to file its Form 10-K on or before the extended annual report deadline. However, the company believes that its final determination of the 2006 mark-to-market loss related to its metals derivative positions will not significantly differ from the $670 million estimate reported in its March 2, 2007 press release. As of December 31, 2006, the total liability related to the company’s metals derivative position is currently estimated at $818 million.  As previously reported, restatement of the company’s financial statements for the quarter ended September 30, 2005, the year ended December 31, 2005, and the first three quarters of 2006 will be necessary in order to correct the previously reported valuation of the company’s metal derivative positions as the company expects that the related adjustments will be material.  As a result of the late filing of its Annual Report on Form 10-K the company will not be able sell securities under its existing shelf registration statements for a period of at least one year.  The company has concluded that the restatement indicates its related internal control over financial reporting was ineffective as of December 31, 2006 and is taking steps to remediate this material weakness.

The company had also previously reported in its press release dated March 2, 2007 that additional time was necessary to assess whether it would be required to reflect amounts outstanding under the company’s $225 million San Cristobal project financing facility and the estimated settlement cost of its metals derivative positions as a current liability on its December 31, 2006 consolidated balance sheet, due to potential noncompliance with certain covenants of the project financing facility.  The company has since received waivers and confirmations from its lenders for the potential  covenant violations and any related events of default.  As a result, the company will only reflect the portion of such liabilities which are payable during 2007 as current liabilities in its December 31, 2006 consolidated balance sheet.  The company has evaluated the procedures and processes it had in effect to identify or prevent noncompliance with loan covenants and the results of this evaluation indicate internal control over financial reporting was ineffective resulting in a material weakness in internal control over financial reporting as of December 31, 2006.  The company is taking steps to remediate this material weakness.

Apex Silver is a mining exploration and development company. The Ordinary shares of Apex Silver trade on the American Stock Exchange under the symbol “SIL.”

This press release contains forward-looking statements regarding the company, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act,

 including statements regarding the fair value of the Company’s derivative positions and remediation of material weaknesses Actual results relating to any and all of these subjects may differ materially from those presented. Factors that could cause results to differ materially include fluctuations in silver, zinc and lead prices, problems or delays in construction and startup and changes in government policies with respect to taxes or other political unrest and uncertainty in Bolivia. The company assumes no obligation to update this information. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements can be found in the company’s Form 10-K filed with the SEC for the year ended December 31, 2005.

CONTACT: Apex Silver Mines Corporation
Gerald Malys, 303-764-9167
Sr. Vice President and Chief Financial Officer

SOURCE: Apex Silver Mines Corporation